COMMON STOCK PURCHASE & SALE AGREEMENT

THIS COMMON STOCK PURCHASE & SALE AGREEMENT (this “Agreement”) is entered into this 1st day of September, 2016 (“Effective Date”), by and between Vast Exploration, LLC, a Texas limited liability company (the “Seller”), Vast Funding Corp., a Nevada corporation (the "Company"), and JayHawk Energy, Inc., a Nevada corporation (the "Purchaser"). The Seller, Company and Purchaser are sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, the Seller owns One Hundred Million (100,000,000) shares of common stock (the “Shares” or “Common Stock”) in the Company.

WHEREAS, the Company has authorized and issued One Hundred Percent (100%) of its Common Stock to the Seller. The Seller’s ownership of the Shares constitutes all of the Common Stock of the Company.

WHEREAS, the Seller has unanimously consented to the sale.

WHEREAS, Seller proposes to sell and assign to the Purchaser, and the Purchaser proposes to purchase from Seller, on the terms and subject to the conditions set forth in this Agreement, all of the Shares owned by Seller.

WHEREAS, upon the sale and assignment of the Shares pursuant to this Agreement and the Assignment of Shares (the “Assignment”) executed on an even date herewith and attached hereto on Exhibit “A”, the Purchaser will acquire One Hundred Percent (100%) ownership of the Company’s voting Common Stock.

WHEREAS, in addition to the cash consideration to be paid to the Seller, the Purchaser is providing additional consideration in the form of the indirect assumption of approximately $550,000 of the Company’s liabilities.

NOW, THEREFORE, in consideration of the Recitals set forth above and incorporated herein, for good and valuable consideration the receipt of which is hereby acknowledged, and the mutual benefits to be derived from this Agreement and of the respective representations, warranties, agreements, indemnities, and promises contained herein, the Parties, intending to be legally bound, agree as follows:

1.

Sale of Shares. Subject to the terms and conditions set forth in this Agreement, and in consideration for the Purchase Price set forth in Section 2, the Seller will sell and deliver to Purchaser at the time of Closing a total of One Hundred Million (100,000,000) shares of the Company's Common Stock (the "Shares"). The Shares are in uncertificated form and therefore the Seller shall only be required to execute the “Assignment of Shares” included herein on Exhibit “A”.

2.

Purchase Price. The Purchase Price for the Shares shall be Ten dollars ($10.00) payable by check at Closing.

3.

Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place upon the simultaneous execution of this Agreement and the corresponding Assignment. At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, the Parties

Vast Funding Corp. – Common Stock Purchase & Sale Agreement

to this Agreement shall take the following actions, which deliveries and actions shall be deemed to have occurred simultaneously and to constitute the Closing hereunder:

3.1.

The Seller shall execute and deliver the Assignment of the Shares to the Purchaser;

3.2.

The Purchaser shall pay Seller the respective purchase price described above by check in immediately available funds.

Closing shall not be deemed to have occurred until each of the deliveries and actions described in this Section 3 have occurred and any other conditions set forth in the Agreement have been satisfied or waived by the Party entitled to the benefit thereof.

4.

Representations and Warranties of the Seller. The Seller represents and warrants to Purchaser that the following statements are true and correct on the Effective Date hereof and will be true and correct at Closing:

4.1.

Corporate Status. The Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to carry on its business as it is now being conducted. Additionally, the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to carry on its business as it is now being conducted.

4.2.

Corporate Documents. True, correct, and complete copies of the Articles of Incorporation and Bylaws of the Company, including all amendments thereto, and true copies of the minutes of all directors' and shareholders' meetings, have been furnished to Purchaser.

4.3.

Authorized Capital and Outstanding Shares. The total validly issued and outstanding capital stock of the Company is 100,000,000 shares of common stock ("Common Stock"). The outstanding Common Stock of the Company is fully paid and non-assessable and is owned by the Seller free and clear of all liens, claims and encumbrances and is subject to no options, warrants, contracts, or agreements of any kind, except for this Agreement. The Seller has the absolute and unconditional right to sell and deliver the Shares to the Purchaser in accordance with the terms of this Agreement.

4.4.

Brokers. No broker, finder, or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Seller or the Company.

4.5.

Securities Law Compliance. The Seller acknowledges that the sale of the Shares is intended to be exempt from registration pursuant to Section 4(a)(2) the Securities Act of 1933, as amended (the "Securities Act").

5.

Representations & Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that the following statements are true and correct on the Effective Date hereof and will be true and correct at Closing:

5.1.

Organization in Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

Vast Funding Corp. – Common Stock Purchase & Sale Agreement

5.2.

Authority to Perform Agreement. Purchaser has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, the payments provided for herein, and the consummation of transactions contemplated hereby, have been duly authorized by Purchaser's Board of Directors, and no other corporate proceeding on the part of Purchaser is necessary to authorize Purchaser's officers to perform this Agreement and the transactions contemplated herein.

5.3.

Brokers. No broker, finder, or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Purchaser.

5.4.

Securities Law Compliance. The Purchaser acknowledges that the sale of the Shares is intended to be exempt from registration pursuant to Section 4(a)(2) the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser understands and agrees that it can only sell or otherwise transfer the Shares or any portion thereof in accordance with the provisions of the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration thereunder and otherwise in a manner which does not violate the securities laws of any state.

5.5.

Purchase for Own Account. The Purchaser is acquiring the Shares for the Purchaser's own account, for investment and not with a view to, or for the resale, distribution, or fractionalization thereof, in whole or in part, and no other Person has any direct or indirect beneficial interest in the Shares of the Company, other than as contemplated by the Purchaser’s Bylaws.

6.

Survival of Representations and Warranties. The covenants, agreements, indemnification obligations, representations, and warranties of each of the Parties hereto shall survive the Closing until the expiration of the applicable statute of limitations.

7.

Release.  Purchaser agrees to and does hereby fully and completely forever release, hold harmless, indemnify and discharge Seller from any and all causes of action, damages, disputes, claims, debts, liabilities, sums of money, accounts, and demands of any kind whatsoever, whether known or unknown, and whether existing now or arising in the future arising out of or related to the ownership of the Shares.

8.

Amendments. No amendment, modification, or waiver of any provision of this Agreement, or consent to any departure from the terms of this Agreement by any party hereto shall be effective unless the same shall be in writing and signed by all the Parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.

Notices. All notices, requests, claims, demands, and other communications provided for or permitted hereunder shall be in writing (including electronic communication), mailed (registered, airmail postage and charges prepaid), or delivered personally. All such notices and communications shall, when mailed or telecopied, be effective when received at the relevant address.

10.

No Waiver; Remedies. No failure on the part of any Party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Vast Funding Corp. – Common Stock Purchase & Sale Agreement

11.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

12.

Severability. Each provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

13.

Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and, when taken together, shall constitute one agreement.

14.

Consent to Jurisdiction. The Parties each irrevocably: (i) submit to the jurisdiction of the State of Nevada and the district courts located in Clark County for any action arising out of this Agreement, (ii) agree that all claims in such action may be decided in such court, (iii) waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum, and (iv) consent to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any Party to serve legal process in any manner permitted by law or shall affect its right to bring any action in any other court.

15.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the law that might otherwise govern under applicable principles of conflict of laws thereof.

16.

Headings. The various Article, Section, and Paragraph headings in this Agreement are included herein for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and shall not be considered in interpreting this Agreement.

17.

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.

Arbitration.  Any issue, controversy, or claim arising out of or related to this Agreement or its alleged breach that cannot be resolved by mutual agreement shall be resolved exclusively by binding arbitration in accordance with the commercial arbitration rules of the AAA, and judgment on the award rendered by the panel may be entered by any court having jurisdiction thereof. The arbitrator shall be selected by mutual agreement of the Parties, if possible. If the Parties fail to reach agreement upon appointment of the arbitrator within thirty (30) days after a demand for arbitration is made, the arbitrator shall be selected from a list of proposed arbitrators submitted by AAA with experience in complex business transactions. The selection process shall be set forth in the AAA commercial arbitration rules then prevailing. Any arbitration will be held in a location mutually acceptable to the Parties, otherwise if no agreement can be reached as to location, will be done in the venue listed in Section 14 above.

19.

Entire Agreement. This Agreement, including the Assignment executed herewith, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof and supersede all prior agreements, representations, warranties and understandings between or among the Parties with respect to such subject matter.

20.

Counsel to the Company. The Parties acknowledge that the legal counsel for the Purchaser, Company and the Seller is one in the same and that the Parties have waived any potential conflict of interest created by this Agreement. Furthermore, each Party warrants that they have been advised of the

Vast Funding Corp. – Common Stock Purchase & Sale Agreement

potential conflict of interest and that legal counsel has advised them that they are free to have this Agreement reviewed by legal counsel of their choosing prior to signing or have waived that right.

21.

Further Assurances. Each of the Parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

[SELLER]

/s/ Scott Mahoney

_____________________________

Vast Exploration, LLC

By: Scott Mahoney

Its: CEO & Manager

[COMPANY]

/s/ Scott Mahoney

_____________________________

Vast Funding Corp.

By: Scott Mahoney

Its: CEO

[PURCHASER]

/s/ Scott Mahoney

_____________________________

JayHawk Energy, Inc.

By: Scott Mahoney

Its: CEO

Vast Funding Corp. – Common Stock Purchase & Sale Agreement

EXHIBIT “A”

ASSIGNMENT OF SHARES

KNOW ALL MEN BY THESE PRESENTS THAT, Vast Exploration, LLC, a Texas limited liability company ("Seller"), hereby warrants to JayHawk Energy, Inc., a Nevada corporation (the "Purchaser"), that it is a shareholder and the owner of One Hundred Million (100,000,000) Shares of Common Stock of Vast Funding Corp., a Nevada corporation (the "Company").

THAT for good and valuable consideration, receipt of which is hereby acknowledged, Seller does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver, and confirm its One Hundred Million (100,000,000) Shares of Common Stock in the Company (the "Purchased Shares") unto the Purchaser, its successors and assigns, and the Purchaser hereby accepts from Seller the Purchased Shares.

TO HAVE AND TO HOLD the same unto the Purchaser, forever.

THIS Assignment is delivered in accordance with the Common Stock Purchase & Sale Agreement, dated September 1, 2016, of which Seller and the Purchaser are Parties and is subject to the terms and conditions thereof.

INTENDING TO BE BOUND, Seller has caused this Assignment to be duly executed as of the 1st day of September, 2016.

[SELLER]

/s/ Scott Mahoney

___________________________

Vast Exploration, LLC

By: Scott Mahoney

Its: CEO

Vast Funding Corp. – Common Stock Purchase & Sale Agreement